SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12


                            MENTOR INCOME FUND, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule, or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:

                            MENTOR INCOME FUND, INC.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 15, 2001


NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Mentor Income Fund Inc. (the "Fund") will be held at 9:00 a.m., Central Time, on Thursday, March 15, 2001, on the 7th floor of U.S. Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402. The purposes of the meeting are as follow:


         1. To approve or disapprove an amendment to Article I of the Fund's restated and amended articles of incorporation changing the name of the Fund to American Income Fund Inc.

         2. To approve or disapprove an amendment to Article II of the Fund's restated and amended articles of incorporation deleting Section 2 thereof which currently restricts certain transfers of Fund shares.

         3. To approve a change in the Fund's investment objective from "high monthly income consistent with preservation of capital" to "high monthly income consistent with prudent risk to capital."

         4. To transact such other business as may properly come before the meeting.

              The Fund's Board of Directors unanimously recommends
             approval of each item listed on this notice of special
                            meeting of shareholders.

Shareholders of record as of the close of business on January 25, 2000 are entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

You can vote easily and quickly by toll-free telephone call, by internet or by mail. Just follow the instructions that appear on your enclosed proxy card. Please help the Fund avoid the cost of a follow-up mailing by voting today.

February 5, 2001


                                              Christopher J. Smith
                                              Secretary

                                 PROXY STATEMENT

                            MENTOR INCOME FUND, INC.

                         SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 15, 2001



         The enclosed proxy is solicited by the Board of Directors of Mentor Income Fund, Inc. (the "Fund") in connection with a special meeting of the Fund's shareholders to be held March 15, 2001, and any adjournments thereof.

         The costs of solicitation, including the cost of preparing and mailing the Notice of Meeting of Shareholders and this Proxy Statement, will be borne by the Fund. Mailing of the Notice of Meeting of Shareholders and this Proxy Statement will take place on approximately February 2, 2001. Representatives of U.S. Bank National Association ("U.S. Bank" or the "Adviser"), the investment adviser and administrator of the Fund, may, without cost to the Fund, solicit proxies on behalf of management of the Fund by means of mail, telephone or personal calls. The Adviser may also arrange for an outside firm, Shareholder Communications Corporation, to solicit shareholder votes by telephone on behalf of the Fund. This procedure is expected to cost approximately $9,000 which will be paid by the Fund. The address of the Fund and U.S. Bank is 601 Second Avenue South, Minneapolis, Minnesota 55402.

         In order for the shareholder meeting to go forward, there must be a quorum. This means that at least a majority of the Fund's shares must be represented at the meeting -- either in person or by proxy. All returned proxies count toward a quorum, regardless of how they are voted. An abstention or a vote withheld will be counted as shares present at the meeting in determining whether a proposal has been approved, and will have the same effect as a vote "against" the proposal. If a proxy is returned with a broker non-vote on a proposal, the shareholder will be considered present for purposes of determining whether there is a quorum, but will not be counted as present and entitled to vote with respect to that proposal. (Broker non-votes are shares for which (a) the underlying owner has not voted and (b) the broker holding the shares does not have discretionary authority to vote on the particular matter.) If a quorum is not obtained or if sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. In determining whether to adjourn the meeting, the following factors may be considered: the nature of the proposal; the percentage of votes actually cast; the percentage of negative votes actually cast; the nature of any further solicitation; and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require a vote in favor of the adjournment by the holders of a majority of the shares present in person or by proxy at the meeting (or any adjournment of the meeting).

         You may revoke your proxy at any time up until voting results are announced at the shareholder meeting. You can do this by writing to the Fund's Secretary, or by voting in person at the meeting and notifying the election judge that you are revoking your proxy. In addition, you can revoke a prior proxy simply by voting again -- using your original proxy card or by internet or toll-free telephone call. If you return an executed proxy card without instructions, your shares will be voted "for" each proposal.

         So far as the Board of Directors is aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. Should any other matters properly come before the meeting calling for a vote of shareholders, it is the intention of the persons named as proxies to vote upon such matters according to their best judgment.

         Only shareholders of record of the Fund on January 25, 2001 may vote at the meeting or any adjournment thereof. As of that date, 11,817,776 shares were issued and outstanding.

         Each shareholder of the Fund is entitled to one vote for each share held. None of the matters to be presented at the meeting will entitle any shareholder to cumulative voting or appraisal rights. As of January 25, 2001, no person, to the knowledge of Fund management, was the beneficial owner of more than 5% of the voting shares of the Fund. As of the same date, the officers and directors of the Fund as a group beneficially owned less than 1% of the outstanding shares of the Fund.

         In the event that sufficient votes are not received for the adoption of any proposal, an adjournment or adjournments of the meeting may be sought. Any adjournment would require a vote in favor of the adjournment by the holders of a majority of the shares present at the meeting (or any adjournment thereof) in person or by proxy. In such circumstances, the persons named as proxies will vote all shares that have voted for the proposal in favor of adjournment; shares voted against the proposal will be voted against adjournment.

         A COPY OF EACH FUND'S MOST RECENT ANNUAL REPORT AND SUBSEQUENT SEMI-ANNUAL REPORT, IF ANY, IS AVAILABLE TO SHAREHOLDERS UPON REQUEST. IF YOU WOULD LIKE TO RECEIVE A COPY, PLEASE CONTACT THE FUNDS AT 601 SECOND AVENUE SOUTH, MINNEAPOLIS, MINNESOTA 55402, OR CALL 800-722-7161 AND ONE WILL BE SENT, WITHOUT CHARGE, BY FIRST-CLASS MAIL WITHIN THREE BUSINESS DAYS OF YOUR REQUEST.


            PROPOSAL 1 - APPROVAL OF AN AMENDMENT TO ARTICLE I TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE FUND

At a meeting of the Board of Directors on December 6, 2000, all of the Directors present approved by unanimous vote and recommended the approval by shareholders of an amendment to Article I of the Fund's Articles of Incorporation that would change the name of the Fund from Mentor Income Fund, Inc. to American Income Fund Inc.

At a special meeting of shareholders held September 27, 2000, Fund shareholders approved a new investment advisory agreement between the Fund and U.S. Bank National Association. The purpose of the proposed name change is to allow the Fund to be identified as one advised by U.S. Bank and part of the First American Fund complex.

                REQUIRED VOTE AND RECOMMENDATION OF THE DIRECTORS

Approval of this proposal requires the affirmative vote of a majority of the Fund's shares outstanding and entitled to vote at the Meeting.

                             The Board of Directors
                      recommends that the shareholders vote
                              "for" this proposal.


                    PROPOSAL 2 - APPROVAL OF AN AMENDMENT TO
             ARTICLE II, SECTION 2 OF THE ARTICLES OF INCORPORATION

At a meeting of the Board of Directors on December 6, 2000, all of the Directors present approved and recommended the approval by shareholders of an amendment to the Fund's Articles of Incorporation that would delete Section 2 of Article II. This Section refers to certain restrictions on the transfer of shares of the Fund to "Disqualified Organizations" (defined below). These restrictions were originally designed to avoid tax liabilities that may be imposed on the Fund when certain shareholders invest in the Fund. The Fund's prospectus states that it may invest in interests issued by real estate mortgage investment conduits ("REMICs"). When the Fund began, certain aspects of the tax treatment of investment in REMICs were not completely clear. Specifically, certain tax rules applied to certain shareholders who owned stock in regulated investment companies, such as the Fund, that acquired residual interests in REMICs. These certain shareholders ("Disqualified Organizations") were not allowed, without serious tax repercussions, to own shares of a fund that held residual interests of REMICs. Furthermore, if a Disqualified Organization owned shares of the Fund, an annual tax could be imposed on the Fund equal to that portion of the "excess inclusion income" of the Fund for the taxable year that is allocable to the Disqualified Organization, multiplied by the highest tax rate applicable to corporations. Since this tax would be detrimental to the other shareholders of the Fund, Article II, Section 2 was inserted into the Articles of Incorporation. This provision provided a method for the removal of certain shareholders found to be Disqualified Organizations.

Since the Fund no longer invests or intends to invest in residual interests of REMICs, the tax concerns related to a Disqualified Organization purchasing shares of the Fund are no longer present. Also, it is very onerous to track compliance with this provision. For these reasons the Directors believe it would be beneficial to delete Article II, Section 2 of the Articles of Incorporation.

The text of Article II, Section 2 of the Articles of Incorporation is attached as Exhibit A.

                REQUIRED VOTE AND RECOMMENDATION OF THE DIRECTORS

Approval of this proposal requires the affirmative vote of a majority of the Fund's shares outstanding and entitled to vote at the Meeting.

                             The Board of Directors
                        recommends that shareholders vote
                              "for" this proposal.


                        PROPOSAL 3 - TO APPROVE A CHANGE
                       IN THE FUND'S INVESTMENT OBJECTIVE

At a meeting of the Board of Directors on December 6, 2000, all of the Directors present approved and recommended the approval by shareholders of a change in the Fund's investment objective from "high monthly income consistent with preservation of capital" to "high monthly income consistent with prudent investment risk."

The Fund's original investment policies, set forth in its 1988 prospectus required that at least 80% of the Fund's assets be invested in the two highest rating categories (i.e. securities that have received a rating of AA or better or an equivalent rating). Up to 20% of the Fund's assets could be invested in unrated securities of comparable quality (i.e., AA or better) or, if rated, no lower than rated securities in the third highest rating category (i.e., A or equivalent). The Fund could not invest in any securities rated lower than A. Securities with a rating equivalent to AAA, AA, A or BBB are referred to as "investment grade securities." In 1998, Mentor Investment Advisors (the Fund's former investment advisor) proposed, and the Board approved, a change to the investment policies of the Fund permitting the Fund to invest up to 35% of its assets in non-investment grade securities. The remaining 65% of the Funds' assets may be invested in investment-grade securities or comparable quality unrated securities without regard to any percentage limitation on securities invested in the two highest rating categories. Non-investment grade securities, which are commonly referred to as "high-yield" securities or "junk bonds," generally have more volatile prices and carry more risk to principal than investment grade securities.

The proposal to change the investment objective of the Fund from "high monthly income consistent with preservation of capital" to an objective of "high monthly income consistent with prudent risk to capital" reflects the Board's view as to what it believes is a more appropriate investment objective for a fund that has the ability to invest up to 35% of its assets in non-investment grade securities.

                REQUIRED VOTE AND RECOMMENDATION OF THE DIRECTORS

Approval of this proposal requires the affirmative vote of a majority of the Fund's shares outstanding and entitled to vote at the Meeting.


                             The Board of Directors
                        recommends that shareholders vote
                              "for" this proposal.


                             ADDITIONAL INFORMATION

OTHER MATTERS TO COME BEFORE THE MEETING

The Directors know of no business which will be presented for consideration at the Meeting other than that set forth in Proposals 1 through 3 of the Notice of Special Meeting. If any other matters are properly presented, it is the intention of the persons designated as proxies to vote such proxies in accordance with their judgment on such matters.

DEADLINE FOR SHAREHOLDER PROPOSALS

The Fund intends to hold an annual meeting of shareholders in the year 2001 to elect Directors, to ratify or reject the selection of its independent accountants, and to conduct other business that may come before it. Shareholder proposals for inclusion in the Fund's proxy statement for the meeting must be received by the Fund no later than April 30, 2001.

Dated: February 5, 2001


                                            Christopher J. Smith
                                            Secretary

                                    EXHIBIT A

                      TEXT OF ARTICLE II, SECTION 2 OF THE
                 RESTATED AND AMENDED ARTICLES OF INCORPORATION


                                   Article II

2.a. Whenever it is deemed by the Board of Directors to be prudent to prevent the imposition of a tax or penalty on the Corporation, the Board of Directors or its delegate may require to be filed with the Corporation an affidavit from any owner or other holder or proposed transferee of shares of capital stock stating whether such owner, holder or proposed transferee is a "Disqualified Organization" and providing such other information (in a form determined by the Board of Directors) as the Board of Directors may request for this purpose. Furthermore, the Corporation shall have the right, but shall not be required, to refuse to recognize any transfer of any shares of capital stock purportedly transferred if an affidavit requested pursuant to this Section 2.a has not been completed as requested and received by the Corporation at such place as shall be designated by the Board of Directors or its delegate.

b. The Corporation shall not issue shares of its capital stock to a Disqualified Organization and shares of capital stock of the Corporation may not be transferred to any Disqualified Organization. Any such attempted or purported transfer shall be null and void and ineffective as against the Corporation, and the Corporation shall not recognize such attempted or purported transfer for any purpose whatsoever (except as provided in Subsection c. below), including the determination of who is entitled to receive dividends or other distributions or to vote in or to receive notice of the affairs of the Corporation. If the foregoing provision is determined to be void or invalid by virtue of any final adjudication by a court of competent jurisdiction, statute, rule or regulation, then any Disqualified Organization owning or holding shares of capital stock of the Corporation shall be deemed, at the option of the Corporation and as of such time as the Corporation shall designate, to have acted as agent on behalf of the Corporation in acquiring those shares and to hold those shares on behalf of the Corporation. In the event that the Corporation incurs a tax or penalty as a result of a Disqualified Organization owning or holding shares of capital stock of the Corporation, then such Disqualified Organization shall, at the option of the Corporation, reimburse the Corporation for the full amount of such tax or penalty and for any other costs or losses incurred by the Corporation as a result of such Disqualified Organization owning or holding shares of the Corporation (including attorneys' and accountants' fees incurred in connection with the tax or penalty and collection from the Disqualified Organization pursuant hereto).

c. Whenever it is deemed by the Board of Directors or its delegate to be prudent in preventing the imposition of a tax or penalty on the Corporation by reason of the possibility that shares of capital stock of the Corporation are owned or held by an organization which the Board of Directors or its delegate in good faith determines is or may be a Disqualified Organization, the Corporation may, solely at its option, purchase some or all shares of capital stock owned or held by such organization. Written notice of such purchase shall be provided to the owner or holder of such shares to be purchased not less than seven calendar days prior to the settlement date for the purchase (the "Settlement Date") determined by the Board of Directors or its delegate and included in the notice of purchase. The purchase price to be paid for such shares to be purchased shall be equal to the lowest of (i) (a) with respect to the shares to be purchased, the closing price of such shares on the principal national securities exchange on which those shares are listed or admitted to trading on the last business day prior to the Settlement Date or, if lower, such price as of the date the shares were acquired by the owner or holder, or (b) if that class of capital stock whose shares are to be purchased are not so listed or admitted to trading, the closing bid price of the shares to be purchased as of the last business day prior to the Settlement Date as reported on the NASDAQ System, if quoted thereon or, if lower, such price as of the date the shares were acquired by the owner or holder, or (ii) the net asset value of the shares of capital stock to be purchased (the " Net Asset Value"), as of the last business day prior to the Settlement Date, or if lower, the Net Asset Value on the date the shares were acquired by the owner or holder; provided, however, if the purchase price is not determinable in accordance with either clauses (i) (a) or (i) (b) of this sentence, the purchase price shall be the lower of Net Asset Value or Fair Market Value (as determined in good faith by the Board of Directors) as of (i) the Settlement Date, or (ii) the date on which the shares to be purchased were acquired by the owner or holder thereof. The purchase price (reduced by any appropriate offsets) for any shares of capital stock so purchased shall be payable on the Settlement Date and in no case shall bear interest.

d. No provision in these Articles shall limit the authority of the Board of Directors to take any and all other action as it, in its sole discretion, deems necessary or advisable to protect the Corporation or the interests of its shareholders to prevent the imposition of a tax or penalty on the Corporation

e. If any provision of this section 2 or any application of any such provision is determined in a final adjudication to be invalid by any court having jurisdiction over the issue, the validity of the remaining provisions of this
Section 2 shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of that court.

f. For purposes of this Section 2, a "Disqualified Organization" means (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in section 521 of the Internal Revenue Code of 1986, as amended ("Code")) which is exempt from tax imposed by chapter 1 of the Code unless such organization is subject to the tax imposed by section 511 of the Code on its unrelated business taxable income, (iii) any organization that is a rural electrical or telephone cooperative described in Code section 1381 (a)
(2) (c). For purposes of clause (i) of the immediately preceding sentence, a corporation shall not be treated as an instrumentality of the United States or of any state or political subdivision thereof, if (i) all of the activities of such corporation are subject to the tax imposed by the Code, and (ii) a majority of the board of directors of such corporation is not selected (within the meaning of such term as used in section 168 (h) (2) (D) of the Code) by the United States or any state or political subdivision thereof (except that this clause (ii) shall not apply to the Federal Home Loan Mortgage Corporation).

g. The existence of the restrictions on transfer on the capital stock of the Corporation set forth in this Article shall be noted conspicuously on the front or back of the certificate evidencing shares of such stock or contained in any information statement required by Section 13.1-648(b) of the Virginia Stock Corporation Act.

NOTICE OF SPECIAL
MEETING OF SHAREHOLDERS




TIME:
Thursday, March 15, 2001
at 9:00 a.m.

PLACE:
U.S. Bank Place, 7th Floor
601 Second Avenue South
Minneapolis, Minnesota

IMPORTANT:
Please date and sign your
proxy card and return it promptly
using the enclosed reply envelope.

                             THREE EASY WAYS TO VOTE

               THE ACCOMPANYING PROXY STATEMENT DISCUSSES MATTERS
                 REGARDING THE FIRST AMERICAN CLOSED-END FUNDS.

It is important that you vote on these issues. After you have reviewed the proxy information, please vote your shares by utilizing one of the methods described below.

         BY PHONE:

                  Simply dial the toll free number located on your voting instruction form. You will need your 12 digit control number located on the voting instruction form at the time of the call.

         BY INTERNET:

                  Visit http://www.proxyvote.com. Once there, enter the 12 digit control number located on your voting instruction form.

         BY MAIL:

                  Simply enclose your proxy card(s) in the postage-paid envelope found within your proxy package.


                             YOUR VOTE IS IMPORTANT!
                               PLEASE VOTE TODAY.

                             THREE EASY WAYS TO VOTE

               THE ACCOMPANYING PROXY STATEMENT DISCUSSES MATTERS
                 REGARDING THE FIRST AMERICAN CLOSED-END FUNDS.

It is important that you vote on these issues. After you have reviewed the proxy information, please vote your shares by utilizing one of the methods described below.

         BY PHONE:

                  Call toll free 800-645-2380. Representatives are available between the hours of 9:00 a.m. and 11:00 p.m. eastern time.

         BY MAIL:

                  Simply enclose your proxy card(s) in the postage-paid envelope found within your proxy package.

         BY FAX:

                  Simply fax your executed proxy to 1-800-733-1885.


                             YOUR VOTE IS IMPORTANT!
                               PLEASE VOTE TODAY.

                               MENTOR INCOME FUND
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned appoints Paul A. Dow and Robert H. Nelson, and each of them, with power to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all shares of Mentor Income Fund, Inc. (the "Fund"), held by the undersigned at the special meeting of shareholders of the Fund to be held on March 15, 2001, and at any adjournments thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.


THE PROXIES ARE INSTRUCTED:

1. To vote: FOR ___ AGAINST ___ ABSTAIN ___ an amendment to Article I of the Fund's restated and amended articles of incorporation changing the name of the Fund to American Income Fund Inc.

2. To vote: FOR ___ AGAINST ___ ABSTAIN ___ an amendment to Article II of the Fund's restated and amended articles of incorporation deleting Section 2 thereof which currently restricts certain transfers of Fund shares.

3. To vote: FOR ___ AGAINST ___ ABSTAIN ___ a. change in the Fund's investment objective to achieve high monthly income consistent with prudent risk to capital by investing primarily in a portfolio of fixed income securities.


   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournments or postponements thereof.

This proxy will be voted as instructed on the above matters. It is understood that, if no choice is specified, this proxy will be voted "for" all items. Upon all other matters the proxies shall vote as they deem in the best interests of the Fund. Receipt of notice of meeting and proxy statement is acknowledged by your execution of this proxy. Sign, date, and return in the addressed envelope-no postage required. Please mail promptly to save the Fund further solicitation expense.

                                        Dated: ___________________________, 2001

                                        ________________________________________

                                        ________________________________________
                                        IMPORTANT: Please date and sign this
                                        Proxy. If the stock is held jointly,
                                        signature should include both names.
                                        Executors, administrators, trustees,
                                        guardians, and others signing in a
                                        representative capacity should give
                                        their full title as such.